Exhibit 2


          THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                     WARRANT TO PURCHASE COMMON STOCK OF
                         PHONETEL TECHNOLOGIES, INC.

                                                     March 15, 1996

                    THIS CERTIFIES that, for value received, and subject to all of the provisions upon the terms and conditions hereinafter set forth, Peter Graf (the "Holder"), is entitled to subscribe for and purchase 539,989 shares of Common Stock (the "Shares") of PHONETEL TECHNOLOGIES, INC., an Ohio corporation, with its principal office at 650 Statler Office Tower, 1127 Euclid Avenue, Cleveland, Ohio 44115 (the "Company").

                    SECTION 1. EXERCISE OF WARRANTS. The rights represented by this Warrant may be exercised in whole or in part at any time during the period commencing at the date of issuance of this Warrant (the "Issuance Date") and ending at the earlier of (i) March 13, 2001, (ii) the date of closing of the sale of all or substantially all of the assets or the outstanding capital stock of the Company, or the merger of the Company if the current shareholders of the Company shall own less than fifty percent (50%) of the outstanding voting securities of the surviving corporation immediately following such merger (the "Exercise Period"), by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                    (a) An executed Notice of Exercise in the form attached hereto;

                    (b) Payment of the exercise price of $.01 per share (the "Exercise Price") in cash or by check; and

                    (c)  This Warrant.

                    In the event of exercise of the rights
          represented by this Warrant, a certificate or certificates for the Shares issuable pursuant to such exercise (the "Exercise Shares") registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after such exercise but in any event within thirty (30) days.

                    The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                    SECTION 2.  COVENANTS OF THE COMPANY.

                    2.1  Covenants as to Exercise Shares.  The
          Company agrees that all Exercise Shares that may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof (other than (i) those created by the Holder, if any, and (ii) taxes in respect of any transfer occurring contemporaneously with such issue); provided, however, that the Exercise Shares shall not be registered and shall be subject to restrictions on transfer under the state or federal securities laws as required at the time of issuance thereof. The Company further agrees that the Company will at all times beginning on the Issuance Date and thereafter during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of the stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of stock to such number of shares as shall be sufficient for such purposes.

                    2.2 Notices of Record Date. In the event of any taking by the Company of record of the holders or any class of securities for the purpose of determining the holders of Common Stock who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                    SECTION 3.  ADJUSTMENT PROVISIONS.

                    3.1  Adjustment of Number of Exercise Shares.
          The number of Exercise shares shall be subject to adjustment from time to time as follows:

                         (a)  If, at any time during the Exercise
          Period, the number of outstanding shares of stock of the Company of the class and series covered by this Warrant is increased by a subdivision or split-up of such outstanding shares, then, concurrently with the effectiveness of such subdivision or split-up, the number of Exercise Shares shall be proportionately increased and the Exercise Price proportionately decreased.

                         (b)  If, at any time during the Exercise
          Period, the number of outstanding shares of stock of the Company of the class and series covered by this Warrant is decreased by a combination of such outstanding shares, then, concurrently with effectiveness of such combination, the number of Exercise Shares shall be proportionately decreased and the Exercise Price proportionately increased.

                    3.2 Certificate as to Adjustments. Upon the occurrence of any adjustment or readjustment of the number of securities issuable upon exercise of this Warrant in accordance with Paragraph 3.1, the Company shall compute such adjustment, or readjustment in accordance with the terms hereof and furnish to the Holder a written statement setting forth each adjustment or readjustment and the facts upon which such adjustment or readjustment is based. The form of this Warrant need not be changed because of any adjustment in the number or securities subject to this Warrant.

                    3.3 Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant to Paragraph 3.1 or otherwise. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether such exercise would otherwise result in the issuance of any fractional share. If, after aggregation, such exercise would otherwise result in the issuance of a fractional share, the Company shall, in lieu of such issuance of any such fractional share, pay the Holder a sum in cash equal of the product resulting from multiplying the then current fair market valve of an Exercise Share by such fraction.

                    SECTION 4. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

                    SECTION 5. TRANSFER OF WARRANTS. Subject to applicable laws and to the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferrable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder, so long as such transferee executes an investment letter in form and substance satisfactory to the Company. Upon any such transfer, the transferee shall thereafter be deemed the Holder for purposes of this Warrant.

                    SECTION 6.  LOSS, THEFT, DESTRUCTION OR
          MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

                    SECTION 7. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the Holder and the Company at their addresses set forth herein, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

                    SECTION 8.  ACCEPTANCE.  Receipt of this
          Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

                    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the 13th day of March, 1996.

                                             PHONETEL TECHNOLOGIES, INC.

                                             BY: /S/  PETER GRAF
                                                      PETER GRAF
                                                      CHAIRMAN


                               ASSIGNMENT FORM

             (To assign the foregoing Warrant, execute this form,

                 and supply required information.  Do not use

                        this form to purchase shares.)

               FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to



                                (Please Print)

          whose address is

                                (Please Print)

                                        Dated:                     , 19



                                        Holder's Signature



                                        Holder's Address

          Signature Guaranteed:


          Note:     This signature to this Agreement Form must
          correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


                              NOTICE OF EXERCISE

          TO:  PhoneTel Technologies, Inc.

               (1) The undersigned hereby elects to purchase shares of Common Stock of PhoneTel Technologies, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes if any.

               (2) Please issue certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

              (Name)


              (Address)

               (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


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          (Date)                    (Signature)

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